EXHIBIT 99.1

Oblong Announces Financial Results for Third Quarter 2021

Management to Conduct Conference Call Today at 4:30 p.m. ET

Los Angeles -- November 10, 2021 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today reported financial results for the third quarter of 2021.

Q3 2021 and Recent Operational Highlights

•Achieved key benchmarks in the development of our next generation hybrid collaboration cloud offering
•Expanded our leadership team making key hires in Engineering, Product Design, Sales, and Marketing
•In August 2021, appointed executive thought leaders and strategists Matt Blumberg and Debby Meredith to the Company's board of directors.

Pete Holst, Chairman and CEO of Oblong, commented, “With market conditions remaining unpredictable in the near term for the use of commercial office environments, our focus during the third quarter was centered on recruiting and building our team in product development, engineering and distribution while making key advances in the development of our next gen multi-share hybrid collaboration cloud offering. As CIO’s and Corporate Real Estate leaders evaluate how best to redesign their spaces to maximize collaboration and engagement of a growing hybrid workforce, we have been working with our many design and IT partners to help shape the vision of how technology should be used to optimize employee time both in, and out of the office. While revenue associated with our current products remains closely correlated to office re-openings, our focus on creating services accessible from physical and virtual spaces remain at the forefront of our mission. We believe the steps we are taking in the second half of 2021 will pay dividends in 2022 as offices gradually re-open and remote employees expect new, and far more engaging digital experiences.”

Q3 2021 Financial Highlights

The Company reported the following financial results for the third quarter of 2021:

•As of September 30, 2021, total cash balance was $10.8 million and the Company has no debt.
•During the third quarter of 2021, the Company’s $2.4 million PPP Loan was entirely forgiven by the SBA. This forgiveness was recorded as other income in the third quarter of 2021.

•Third quarter 2021 total revenue of $1.8 million, as compared to $2.0 million for the second quarter of 2021 and $3.3 million for the third quarter of 2020.
•Net loss of $0.7 million for the third quarter of 2021, as compared to net loss of $2.2 million for the second quarter of 2021 and $2.1 million for the third quarter of 2020.
•Adjusted EBITDA (“AEBITDA”) loss of $1.7 million for the third quarter of 2021, compared to an AEBITDA loss of $1.0 million for the third quarter of 2020. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss.

Conference Call Details
Management will host a conference call with the investment community today to discuss the Company’s financial results. During the earnings call the company will provide a business update along with a slide presentation. Please visit the webcast link below.

Date: Wednesday, November 10, 2021
Time: 4:30 p.m. Eastern Time (ET)
Dial in Number for U.S. Callers: 1-888-394-8218
Dial in Number for International Callers: 1-856-344-9221
Please Reference Conference ID: 9181219

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1510890&tp_key=9d9d0ab347

Participating on the call will be Peter Holst, CEO and David Clark, CFO. To join the live conference call, please dial in to the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

A replay will be available for two weeks starting on November 10, 2021 at approximately 7:30 P.M. ET. To access the replay, please dial 1-844-512-2921 in the U.S. and 1-412-317-6671 for international callers. The conference ID# is 9181219.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based expense, impairment charges, severance, income tax expense, and interest and other expense, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow used in operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. For more information, visit Oblong’s website, Twitter and Facebook pages.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company’s potential future growth and financial performance and (ii) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found under the heading "Updating Risk Factors" in the Company's Current Report on Form 8-K filed June 28, 2021, and in other filings made by the

Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331

OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$10,734	$5,058
Restricted cash	61	158
Accounts receivable, net	1,276	3,166
Inventory	1,856	920
Prepaid expenses and other current assets	1,442	691
Total current assets	15,369	9,993
Property and equipment, net	198	573
Goodwill	7,367	7,367
Intangibles, net	8,142	10,140
Right-of-use assets, net	531	903
Other assets	91	167
Total assets	$31,698	$29,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,014
Accounts payable	538	313
Current portion of deferred revenue	956	1,217
Accrued expenses and other current liabilities	990	1,201
Current portion of operating lease liabilities	475	830
Total current liabilities	2,959	5,575
Long-term liabilities:
Long-term debt, net of current portion	—	403
Operating lease liabilities, net of current portion	182	602
Deferred revenue, net of current portion	412	506
Total long-term liabilities	594	1,511
Total liabilities	3,553	7,086
Total stockholder's equity	28,145	22,057
Total liabilities and stockholders’ equity	$31,698	$29,143

OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$1,799	$3,266	$5,766	$11,410
Cost of revenue (exclusive of depreciation and amortization)	1,228	1,612	3,767	5,684
Gross profit	571	1,654	1,999	5,726
Operating expenses:
Research and development	693	747	1,984	3,062
Sales and marketing	438	668	1,537	2,708
General and administrative	1,628	1,332	5,078	5,173
Impairment charges	254	117	302	667
Depreciation and amortization	669	780	2,098	2,392
Total operating expenses	3,682	3,644	10,999	14,002
Loss from operations	(3,111)	(1,990)	(9,000)	(8,276)
Interest and other expense (income), net	(1)	95	(211)	322
Gain on extinguishment of debt	(2,448)	—	(2,448)	—
Net loss before taxes	(662)	(2,085)	(6,341)	(8,598)
Income tax expense	—	—	—	—
Net loss	(662)	(2,085)	(6,341)	(8,598)
Preferred stock dividends	—	4	1	12
Undeclared stock dividends	—	—	366	—
Induced conversion of Series A-2 Preferred Stock	—	—	300	—
Net loss attributable to common stockholders	$(662)	$(2,089)	$(7,008)	$(8,610)

Basic and diluted net loss per share	$(0.02)	$(0.40)	$(0.28)	$(1.64)

GAAP to Non-GAAP Reconciliation:

Net loss	$(662)	$(2,085)	$(6,341)	$(8,598)
Depreciation and amortization	669	780	2,098	2,392
Interest and other expense (income), net	(1)	95	(211)	322
Impairment charges	254	117	302	667
Gain on extinguishment of debt	(2,448)	—	(2,448)	—
Severance	12	21	23	536
Stock issued for services	—	—	390	—
Stock-based expense	502	28	535	89
Adjusted EBITDA loss	$(1,674)	$(1,044)	$(5,652)	$(4,592)